UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No. )

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Avanos Medical, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 14, 2026
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
Supplement to Definitive Proxy Statement
As previously disclosed, on April 13, 2026, Avanos Medical, Inc. (“Avanos” or the “Company”) entered into an Agreement and Plan of Merger (as it has been or may be amended, supplemented, waived or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among Avanos, A-AV Holdco I, Inc., a Delaware corporation (“Parent”), and A-AV MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Upon the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into Avanos, with Avanos surviving as a wholly-owned subsidiary of Parent (the “Merger”).
On June 10, 2026, Avanos filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for the solicitation of proxies in connection with a special meeting of Avanos’ stockholders to be held on July 22, 2026 (the “Special Meeting”), to consider and vote on several proposals further described in the Definitive Proxy Statement, including the approval and adoption of the Merger Agreement and the approval of the consummation of the transactions contemplated thereby, including the Merger.
Between June 29, 2026, and June 30, 2026, two purported stockholders of Avanos commenced actions (the “Lawsuits”), captioned Williams v. Avanos Medical, Inc. et al. (No. 653829/2026) and Stevens v. Avanos Medical, Inc. et al. (No. 653863/2026), in New York Supreme Court, New York County. The plaintiffs in each of the Lawsuits seek, among other things, to enjoin the Merger and an award of attorneys’ and expert fees and expenses. In addition, Avanos has received demand letters from certain purported stockholders of Avanos that allege deficiencies and/or omissions in the Definitive Proxy Statement (collectively, the “Demand Letters” and together with the Lawsuits, the “Matters”). The Matters each allege that, among other things, the Definitive Proxy Statement contains certain disclosure deficiencies and/or incomplete information regarding the Merger and seek additional disclosures to remedy these purported deficiencies. Avanos disagrees with the allegations asserted in the Matters and believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable law. However, to avoid the risk of the Matters delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Avanos has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Avanos specifically denies all allegations in the Matters, including that any additional disclosure was or is required, whether or not set forth in this Current Report on Form 8-K.
The supplemental disclosures below do not modify in any way the terms of the Merger, including the Merger Consideration, or the timing of the Special Meeting. Avanos’ board of directors continues to unanimously recommend that Avanos’ stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal (as those terms are defined in the Definitive Proxy Statement).
SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
The Company is providing additional information regarding the Definitive Proxy Statement to its stockholders. These disclosures should be read in connection with, and should be deemed made as of the date of, the Definitive Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Paragraph and page references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the supplemental disclosures.
The Company hereby makes the following amended and supplemental disclosures:
The following disclosure in the section entitled “The Merger – Background of the Merger” appearing on page 31 of the Definitive Proxy Statement is hereby amended and supplemented by adding the underlined bolded text below:
In the ordinary course, AIP discusses with UBS the medical technology industry and potentially available acquisition and investment opportunities. On July 7, 2025, Jamie Tam, a partner at AIP, contacted UBS via email and subsequently spoke with UBS via telephone to discuss the Company’s business. Throughout that month, AIP continued to express to UBS an interest in exploring a potential transaction with the Company. In connection with its engagement by Avanos, UBS provided a customary conflict disclosure letter to Avanos, reflecting that UBS had received material M&A and other investment banking revenue from Sponsors A and C, and immaterial M&A and other investment banking revenue from AIP, during the two-year period leading up to the date of the conflict disclosure letter, and could potentially receive material M&A and other investment banking revenue from Sponsors A and C and from AIP from then-current engagements. Upon the consummation of the proposed Merger, UBS will receive an estimated fee of not more than $5 million from the Company in connection with various services provided.
The following disclosure in the section entitled “The Merger – Background of the Merger” appearing on page 40 of the Definitive Proxy Statement is hereby amended and supplemented by adding the underlined bolded text below:
Prior to 11:59 p.m., Eastern Time, on April 13, 2026, Avanos and affiliates of AIP executed and delivered the Merger Agreement and the AIP Fund executed and delivered the equity commitment letter. The Company issued a press release announcing the Merger and the execution of the Merger Agreement on the morning of April 14, 2026 prior to the opening of trading on the NYSE. At no time prior to the execution of the Merger Agreement did AIP or any of its affiliates substantively discuss with any representative of Avanos (or include in any of its proposals for a transaction with Avanos) the termination of the employment of any of Avanos’ executive officers in connection with the Merger, their resignation, or their continued employment (or any terms thereof) after the closing of the Merger.
The disclosure in the section entitled “The Merger – Certain Unaudited Forecasted Financial Information – Forecasts” appearing on page 46 of the Definitive Proxy Statement is hereby amended and supplemented by adding the underlined bolded text below:
In addition, the Forecasts included Adjusted EBITDA (including SBC) for the twelve-month period immediately preceding March 31, 2026 of $82.4 million, which was calculated using Avanos’ actual Adjusted EBITDA (including SBC) of $86.8 million for the fiscal year ended December 31, 2025, by subtracting Avanos’ actual Adjusted EBITDA (including SBC) of $21.6 million for the quarter ended March 31, 2025, and adding Avanos’ management’s Forecast for Adjusted EBITDA (including SBC) for the quarter ended March 31, 2026 of $17.2 million. Forecasted Adjusted EBITDA (including SBC) for the twelve-month period immediately preceding March 31, 2026 does not take into account any circumstances or events occurring after the date that such Forecast was prepared, does not take into account any potential cost synergies or revenue opportunities arising out of the Merger, and does not give effect to the Merger.
Except as required by applicable securities laws, Avanos does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to in error or are no longer appropriate or to reflect changes in general economic or industry conditions.
The disclosure in the section entitled “The Merger – Opinion of J.P. Morgan Securities LLC – Public Trading Multiples” that begins on page 48 of the Definitive Proxy Statement is hereby amended and supplemented in its entirety as follows (with the underlined bolded text below indicating the additional language):
Public Trading Multiples. Using publicly available information, JP Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that JP Morgan judged to be sufficiently analogous to the Company’s business (or aspects thereof). The comparable companies selected by JP Morgan were as follows:
• Align Technology, Inc.
• Bioventus Inc.
• CONMED Corporation
• Enovis Corporation
• Envista Holdings Corporation
• Haemonetics Corporation
• ICU Medical, Inc.
• Integra LifeSciences Holdings Corporation
• LivaNova PLC
• Varex Imaging Corporation
These companies were selected, among other reasons, by JP Morgan because they are publicly traded companies with operations, businesses, and financial profiles that, for the purposes of JP Morgan’s analysis, were considered to be sufficiently similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.
Using publicly available information, JP Morgan calculated, for each selected company, the multiple of the firm value (the “FV”) (calculated as equity value, plus or minus, as applicable, net debt or net cash) to the analyst consensus estimates of calendar year 2026 Adjusted EBITDA for the applicable company (the “FV/2026E Adj. EBITDA Multiple”).
The FV/2026E Adj. EBITDA Multiple for each selected company was as follows:

FV/2026E Adj. EBITDA Multiple
Align Technology, Inc.	12.6x
Bioventus Inc.	10.2x
CONMED Corporation	8.3x
Enovis Corporation	7.0x
Envista Holdings Corporation	11.7x
Haemonetics Corporation	8.5x
ICU Medical, Inc.	11.5x
Integra LifeSciences Holdings Corporation	7.2x
LivaNova PLC	11.6x
Varex Imaging Corporation	7.5x
Based on the results of this analysis, JP Morgan selected a FV/2026E Adj. EBITDA Multiple reference range for the Company of 7.0x to 12.6x, with a median FV/2026E Adj. EBITDA Multiple of 9.4x. JP Morgan then applied such reference range to the Company’s forecasted Adjusted EBITDA for fiscal year 2026 provided in the Forecasts. The analysis indicated a range of implied per share equity value for the Common Stock (rounded to the nearest $0.25) of $12.75 to $23.50, which JP Morgan compared to (i) the closing price of the Common Stock of $14.53 per share on April 13, 2026 and (ii) the Merger Consideration of $25.00 per share of Common Stock.
The disclosure in the section entitled “The Merger – Opinion of J.P. Morgan Securities LLC – Selected Transactions Analysis” that begins on page 49 of the Definitive Proxy Statement is hereby amended and supplemented in its entirety as follows (with the underlined bolded text below indicating the additional language and the ~~stricken bolded~~ text below indicating the deleted language):
Selected Transactions Analysis. Using publicly available information, JP Morgan examined selected transactions involving businesses which JP Morgan judged to be sufficiently analogous to the Company’s business (or aspects thereof) based on JP Morgan’s experience and familiarity with the industries in which the Company operates.
Using publicly available information, JP Morgan calculated, for each selected transaction, the multiple of the target company’s FV implied in the relevant transaction to the target company’s Adjusted EBITDA for the twelve-month period immediately preceding the announcement of the applicable transaction (the “FV/LTM Adj. EBITDA Multiple”).

The following transactions were selected by JP Morgan as relevant to the evaluation of the proposed Merger, and the transaction value and FV/LTM Adj. EBITDA Multiple for each selected transaction, were as follows:

Announcement Date	Acquiror	Target	Transaction Value (in billions)	FV/LTM Adj. EBITDA Multiple
July 21, 2025	ARCHIMED	ZimVie Inc.	$0.7	11.2x
December 11, 2024	Patient Square Capital	Patterson Companies, Inc.	$4.1	12.3x
August 13, 2024	The Carlyle Group	Baxter International Inc. (Vantive Kidney Care segment)	$3.8	8.8x
April 11, 2024	Peak Rock Capital	STERIS plc (Dental segment)	$0.8	9.3x
September 25, 2023	Enovis Corporation	LimaCorporate S.p.A.	$0.8	11.0x
September 8, 2021	ICU Medical, Inc.	Smiths Group plc (Smiths Medical)	$2.6	8.5x
April 10, 2018	Altaris Capital Partners, LLC	Analogic Corporation	$0.9	13.4x
February 15, 2017	Integra LifeSciences Holdings Corporation	Johnson & Johnson (Codman Neurosurgery)	$1.0	9.1x
October 6, 2016	ICU Medical, Inc.	Pfizer Inc. (Hospira Infusion Systems)	$1.0	6.3x
June 17, 2015	Hill-Rom Holdings, Inc.	Welch Allyn	$2.1	13.3x
February 26, 2015	Cyberonics, Inc.	Sorin S.p.A.	$1.6	10.9x
June 11, 2012	EQT VI	BSN Medical	$2.3	10.6x
None of the selected transactions reviewed was identical to the proposed Merger. However, the selected transactions were chosen because certain financial aspects of the transactions, for purposes of JP Morgan’s analysis, may be considered sufficiently similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected transactions differently than they would affect the proposed Merger.
~~Using publicly available information, JP Morgan calculated, for each selected transaction, the multiple of the target company’s FV implied in the relevant transaction to the target company’s Adjusted EBITDA for the twelve-month period immediately preceding the announcement of the applicable transaction (the “FV/LTM Adj. EBITDA Multiple”).~~
Based on the results of this analysis, JP Morgan selected a FV/LTM Adj. EBITDA Multiple reference range for the Company of 6.3x to 13.4x, with a median FV/LTM Adj. EBITDA Multiple of 10.7x. JP Morgan then applied such reference range to the Company’s forecasted Adjusted EBITDA for the twelve-month period immediately preceding March 31, 2026. The analysis indicated a range of implied per share equity value for the Common Stock (rounded to the nearest $0.25) of $9.75 to $21.75, which JP Morgan compared to (i) the closing price of the Common Stock of $14.53 per share on April 13, 2026 and (ii) the Merger Consideration of $25.00 per share of Common Stock.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Cautionary Forward-Looking Statements
This Current Report on Form 8-K contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “will,” and similar expressions. These “forward-looking statements” include statements about the pending acquisition and related transactions. Forward-looking statements are based on the current plans and expectations of Avanos’s management and are subject to various risks and uncertainties that could cause Avanos’s actual plan and results to differ materially from those expressed or implied in such statements. Such factors include: (i) uncertainties as to the timing of the acquisition, (ii) the possibility that competing acquisition proposals will be made; (iii) the possibility that Avanos will terminate the merger agreement to enter into an alternative transaction; (iv) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (v) the risk that the merger agreement may be terminated in circumstances requiring Avanos to pay a termination fee; (vi) the potential impact of the announcement or consummation of the proposed transactions on Avanos’ relationships, including with employees, suppliers and customers; and (vii) the other factors and financial, operational and legal risks or uncertainties described in Avanos’ public filings with the SEC, including the “Risk Factors” section of Avanos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as the Definitive Proxy Statement. The information contained herein speaks only as of the date of this Current Report on Form 8-K, and Avanos undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.

Additional Information and Where to Find It
In connection with the Merger, Avanos has filed the Definitive Proxy Statement and other materials with the SEC. Avanos may file or furnish other documents with the SEC regarding the Merger. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, THE ACCOMPANYING PROXY CARD, AND THE OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE, AS THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION.
Stockholders may obtain free copies of the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by Avanos with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investors section of the Avanos’ website at www.avanos.com.

Participants in the Solicitation
Avanos, and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Avanos’ stockholders in connection with the Merger under the rules of the SEC. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the Definitive Proxy Statement and other relevant documents filed with the SEC in connection with the Merger as they become available. Information regarding the direct and indirect beneficial ownership of the Avanos’ directors and executive officers in its securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Avanos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 24, 2026 and its definitive proxy statement for its 2026 annual meeting of stockholders filed with the SEC on March 12, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	July 14, 2026	By:	/s/ John S. Fischer
John S. Fischer Vice President, Head of Legal and Secretary